Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

          The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Annual Report on Form 10-K of Firstwave Technologies, Inc. (the “Company”) for the annual period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 23, 2004	/s/ Richard T. Brock

Richard T. Brock
Chief Executive Officer

Dated: March 23, 2004	/s/ Judith A. Vitale

Judith A. Vitale
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Firstwave Technologies, Inc. and will be retained by Firstwave Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.